EXHIBIT 10.9

These securities are restricted securities as that term is defined in Rule 144 under the U.S. Securities Act of 1933 (the “1933 Act”).  As restricted securities, they may be resold only in accordance with Regulation S under the 1933 Act or pursuant to an effective registration statement under the 1933 Act or an exemption from the 1933 Act.

These securities have not been registered with the United States Securities and Exchange Commission or the securities commission of any state.  This subscription agreement does not constitute an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which such offer or solicitation would be unlawful.  The securities may not be resold or transferred except as permitted pursuant to registration under the 1933 Act or an exemption from it.

These securities have not been recommended by any federal or state securities commission or regulatory authority.  Furthermore, the foregoing authorities have not reviewed, confirmed or determined the accuracy or adequacy of this document.  Any representation to the contrary is a criminal offense.

REG S SUBSCRIPTION AGREEMENT

April 21, 2008

Number of Units:	Price per Unit: US$0.25	Subscription amount:

Name of Subscriber:

This subscription agreement is between the undersigned (the “Subscriber”) and Red Lake Exploration, Inc., a Nevada corporation (the “Company”) in connection with the offer and subscription by the Subscriber for the number of unregistered and restricted Units (the “Restricted Units”) at the purchase price of US$0.25 per Restricted Unit in consideration of cash pursuant to the exemptions from registration contained under Regulation S (“Regulation S”) under the United States Securities Act of 1933 (the “1933 Act”).  Each Restricted Unit consists of one share of common stock in the capital of the Company (the “Restricted Share”) and one non-transferable share purchase warrant (the “Restricted Warrant”).  Each full Restricted Warrant enables the Subscriber to purchase one additional Restricted Share at a price of US$0.35 per Restricted Share for a term expiring two years from Closing (as defined below). The Restricted Units and Restricted Shares are “restricted securities” as that term is defined under Rule 144 of the 1933 Act.  The restricted securities may not be sold without being first registered or an exemption from registration is available.

1.	Offer to Subscribe; Purchase Price

The Subscriber agrees to subscribe for the Restricted Units at the price per unit described above outside the United States of America and will deliver to the Company this signed Reg S subscription agreement and a certified cheque, bank draft, money order or wire transfer for the Subscription Amount made payable to Red Lake Exploration, Inc. or in any other manner as the Company may specify.  The Company will deliver certificates for the Restricted Shares and a share purchase warrant for the Restricted Warrants to the Subscriber within a reasonable time after the Company accepts the subscription agreement (the “Closing”).   The obligations of each party are subject to the condition that each party’s representations and warranties are true at the time of Closing and the covenants of the other party that were to be performed by the other party on or before the Closing have been performed.

2.	Representations and Warranties of Subscriber; Certain Covenants

2.1           Offshore Transaction.  The Subscriber represents and warrants to the Company that (a) the Subscriber is not a “U.S. person” as that term is defined in Rule 902(c) of Regulation S; (b) at the time of signing this agreement, the Subscriber was outside the United States and no offer of the Restricted Units was made to the Subscriber within the United States; (c) the Subscriber purchased the Restricted Units for its own account and not on behalf of any U.S. person, and the sale of the Restricted Units has not been prearranged with any buyer in the United States; and (d) the Subscriber is not a distributor as defined in Regulation S.  The Subscriber will not, before the expiration of one year from the Closing (the “Restricted Period”), offer or sell the Restricted Units to U.S. persons or for the account or benefit of U.S. persons and will offer and sell the Restricted Units only in compliance with the provisions of Regulation S.

2.2           Independent Investigation.  The Subscriber, in electing to subscribe for the Restricted Units, relied upon an independent investigation made by it and its representatives, if any, and has been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company.  The Subscriber has the experience in business and financial matters that make it capable of evaluating the risk of its investment and determining the suitability of its investment.

2.3           No Government Recommendation or Approval.  The Subscriber understands that no United States federal or state agency has passed upon or recommended or endorsed the Company, this transaction or the purchase of the Restricted Units.  The Subscriber acknowledges that this transaction and the material provided to it has not been reviewed by the United States Securities and Exchange Commission (the “Commission”) or by any state’s or province’s securities authorities.

2.4           No Registration.  The Subscriber understands that the Restricted Units have not been registered under the 1933 Act and are being offered and sold pursuant to Regulation S based in part upon the representations of the Subscriber, and that the Company is relying on the truth and accuracy of the Subscriber’s representations and warranties to determine whether the offer and sale of the Restricted Units is exempt from registration under the 1933 Act.

2.5           Investment Intent.  The Subscriber is acquiring the Restricted Units for its own account (or a trust account if the Subscriber is a trustee) and not as a nominee.  The Subscriber understands that the purchase of the Restricted Units involves a high degree of risk and that the Subscriber must bear the economic risk of this investment indefinitely unless sale of the Restricted Units is registered pursuant to the 1933 Act, or an exemption from registration for their sale is available.  The Subscriber understands that, in the view of the Commission, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Restricted Units, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.  The Subscriber is acquiring the Restricted Units for investment purposes and has no present intention to sell the Restricted Units in the United States, to a U.S. Person or for the account or benefit of a U.S. Person.  The Subscriber covenants that neither the Subscriber nor its affiliates nor any person acting on its or their behalf has the intention of entering or will enter during the Restricted Period, into any put option, short position or other similar instrument or position or any other hedging transactions or arrangements with respect to the Company’s common stock, and neither the Subscriber nor any of its affiliates nor any person acting on its or their behalf will use at any time Restricted Units acquired pursuant to this agreement to settle any put option, short position or other similar instrument or position or any other hedging transaction or arrangement that may have been entered into before the execution of this agreement or during the Restricted Period.

2.6           No Sale in Violation of the Securities Laws.  The Subscriber covenants that it will not knowingly sell transfer or otherwise dispose of the Restricted Units in violation of the 1933 Act, the Securities and Exchange Act of 1934 (the “Exchange Act”) or the rules and regulations of the Commission.  The Subscriber will only offer and sell the Restricted Units pursuant to an effective registration statement under the 1933 Act or an exemption from the registration provisions of the 1933 Act.

2.7           Pre-existing Business Relationship.  The Subscriber has a pre-existing business relationship with the Company that allows the Company to determine that (a) the Subscriber meets certain suitability standards and (b) the Subscriber has the level of knowledge and experience in finance to evaluate the merits and risks of the investment in the Restricted Units.

2.8           Authority.  The Subscriber has the full power and authority to sign, deliver and perform this agreement.  This agreement, when signed and delivered by the Subscriber, constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

2.9           No Reliance on Tax Advice.  The Subscriber has reviewed with his, her or its own tax advisors the foreign, U.S. federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this agreement.  The Subscriber is relying solely on the advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences and understands that the Subscriber (and not the Company) is responsible for the Subscriber’s tax liability that may arise as a result of this investment or the transactions contemplated by this agreement.

2.10         No Legal Advice from Company.  The Subscriber acknowledges that it has had the opportunity to review this agreement and the transactions contemplated by it with its own legal counsel.  The Subscriber is relying solely on its counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this agreement except for the representations, warranties and covenants specifically stated.

3.	Resales

The Subscriber acknowledges and agrees that the Restricted Units may only be resold in compliance with Rules 903 or 904 under Regulation S, pursuant to a registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act.  The Company will not register any transfer of Restricted Units that does not comply with this section 3.  The Subscriber covenants that all offering materials and documents (other than press releases) used in connection with offers and sales of the Restricted Units before the expiration of the Restricted Period must state that (a) the Restricted Units have not been registered under the 1933 Act and may not be offered or sold in the United States or to a U.S. person (as that term is defined in Rule 902 of Regulation S) unless they are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available, and that (b) hedging transactions involving the Restricted Units may not be conducted unless they comply with the 1933 Act.  These statements must appear on the cover or inside cover page and in the underwriting section of any prospectus or offering circular and must appear in any advertisement used in connection with the offer or sale of the Restricted Units.

4.	Legends; Subsequent Transfer of Restricted Units

The certificates representing the Restricted Shares and Restricted Warrants must bear the legend set forth in the first paragraph on the first page of this agreement and any other legend, if the legend or legends are reasonably required by the Company to comply with state, federal or foreign law.

5.	Representations, Warranties and Covenants of the Company

5.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

5.2           Authorization.  The Company has taken the corporate action that is necessary for the authorization, execution and delivery of this agreement, the performance of the Company’s obligations, and the authorization, issuance and delivery of the Restricted Units, and this agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.3           Valid Issuance of Restricted Units.  The Restricted Units, when issued, sold and delivered in accordance with the terms hereof for the Purchase Price will be duly and validly issued and outstanding, fully paid and non-assessable, and based in part on the representations and warranties of the Subscriber will be issued in compliance with all applicable federal, state and other applicable securities laws.

6.	Governing Laws

This agreement is governed by and construed in accordance with the laws of the State of Nevada, except for matters arising under the 1933 Act or the Exchange Act, which matters must be construed and interpreted in accordance with those laws.

7.	Entire Agreement; Amendment

This agreement constitutes the entire understanding and agreement between the parties, and no party is liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically stated in this agreement  Except as expressly provided, neither this agreement nor any term of it may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

8.	Notices

Any notice or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this agreement must be in writing and is deemed given when delivered personally or by fax or email addressed to the party at the party’s address given at the end of this agreement or at another address as a party may request by notifying the other in writing.

9.	Counterparts

This agreement may be signed in any number of counterparts, each of which is enforceable against the parties actually signing the counterparts, and all of which together constitute one original instrument.

10.	Severability

If any provision of this agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement continues in full force and effect without the provision, except that the severability is not effective if it materially changes the economic benefit of this agreement to either party.

11.	Titles and Subtitles

The titles and subtitles used in this agreement are used for convenience only and are not to be considered in construing or interpreting this agreement.

THE PARTIES’ signatures below are evidence of their agreement.

Date:  April 21, 2008

Signature of Subscriber

Address for notice:_______________

ACCEPTANCE and RECEIPT

Red Lake Exploration, Inc. accepts this subscription and acknowledges that it has received ______ from _____________as of April 21, 2008.

Red Lake Exploration, Inc.

Caitlin Jeffs, President